UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 15, 2005

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.
001-07530	WISCONSIN GAS LLC	39-1391525
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN GAS LLC

Item 8.01 Other Events.

On November 15, 2005, Wisconsin Gas LLC (the “Company”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and KBC Financial Products USA Inc. covering the issue and sale by the Company of $90,000,000 aggregate principal amount of 5.90% Debentures due December 1, 2035 (the “Debentures”). The Debentures are being issued and sold by the Company in an offering registered under the Securities Act of 1933, as amended, pursuant to registration statements on Form S-3, Registration Nos. 333-107694 and 333-129677 (the “Registration Statements”). The exhibits filed herewith under Item 9.01 are incorporated by reference as part of the Registration Statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of November 15, 2005, among the Company and Morgan Stanley & Co. Incorporated and KBC Financial Products USA Inc. relating to $90,000,000 aggregate principal amount of the Company’s 5.90% Debentures due December 1, 2035.

4.1	Securities Resolution No. 2 of the Company, dated as of November 15, 2005, under the Indenture for Debt Securities, dated as of December 1, 2003, as amended by the First Supplemental Indenture dated as of March 22, 2004, between the Company and U.S. Bank National Association, as Trustee.

5.1	Opinion of Quarles & Brady LLP.

23.1	Consent of Quarles & Brady LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN GAS LLC
(Registrant)

/s/ Stephen P. Dickson
Date: November 18, 2005	Stephen P. Dickson — Vice President and Controller and Principal Accounting Officer